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                                                                     Exhibit 3.1

                                   CERTIFICATE
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 DRILLING, INC.

         Pursuant to the provisions of Sections 78.385 and 78.403 of the Nevada Revised Statutes, as amended, the undersigned does hereby declare and certify that:

1. He is the duly elected and acting President of Drilling, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation."), and he has been authorized to execute this certificate by resolution of the Corporation's board of directors.

2. The Articles of Incorporation of the Corporation were originally filed by the Secretary of State on the 24th day of April, 1975 under the name Domi Associates, Inc.

3. The board of directors of this Corporation duly adopted resolutions on March 26, 2004, proposing to amend and restate the Articles of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

         RESOLVED, that the Articles of Incorporation of this Corporation be amended and restated as follows:

                                    ARTICLE I
                                    ---------

         The name of the Corporation is:  PivX Solutions, Inc.

                                   ARTICLE II
                                   ----------

         The name of the corporation's resident agent is GKL Resident Agents/Filings, Inc., and the street address of the said resident agent where process may be served is 1000 East William Street, Suite 204, Carson City, Nevada 89701.

                                   ARTICLE III
                                   -----------

         The nature of the business and the objects and purposes proposed to be transacted, promoted or carried on by the Corporation to engage in any lawful activity. To do any and all things necessary, suitable and proper for the accomplishment of any of the purposes, the fulfillment of any of the obligations, or the furtherance of any of the powers hereinbefore set forth, either alone or in association, partnership, or joint venture with other persons, firms, or corporations, and to do every other act or acts, thing or things, incidental or appurtenant to, growing out of, or connected with, the aforesaid business or powers, any part or parts thereof, provided the same be not inconsistent with the laws under which Corporation is organized.

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         The above and foregoing statement of purposes shall be construed as a statement of both purposes and powers and shall not be construed as limiting in any way the powers conferred upon corporations generally by the laws of the State of Nevada.

                                   ARTICLE IV
                                   ----------

         The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), and 10,000,000 shares of preferred stock, $0.001 par value per share, undesignated as to series (the "Preferred Stock"). To the furthest extent allowed by Sections 78.195 and 78.1955 of the Nevada Revised Statutes, as amended, the Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

         All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose. Unless authorized by the Corporation's board of directors, stockholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                                    ARTICLE V
                                    ---------

         The number of directors of the Corporation shall be established in accordance with the Bylaws of the Corporation.

                                   ARTICLE VI
                                   ----------

         The capital stock of Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and Stockholders of Corporation shall not be individually liable for the debts and liabilities of Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

                                   ARTICLE VII
                                   -----------

         This Corporation shall have perpetual existence.

                                  ARTICLE VIII
                                  ------------

         The Board of Directors shall have the power and authority to make, alter, or amend the Bylaws; to fix the amount, in cash or otherwise, to be reserved as working capital; and to authorize and cease to be executed the mortgages and liens upon the property and franchises of Corporation.

                                   ARTICLE IX
                                   ----------

         Except as otherwise provided in Sections 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030 of the Nevada Revised Statutes, as amended, a director or officer shall not be individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary


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duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

                                    ARTICLE X
                                    ---------

         This Corporation shall not be governed by, nor shall the provisions of Sections 78.378 through and including 78.3793 and Section 78.411 through and including 78.444 of the Nevada Revised Statutes, as amended, in any way whatsoever affect the management, operation or be applied to Corporation. This
Article X may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of Corporation. A quorum of outstanding shares for voting on an Amendment to this Article X shall not be met unless 95% or more of the issues and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set forth in this
Article X only applies to any attempted amendment to this Article.

4. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the foregoing amendment is at least a majority.

5. This Certificate of Amended and Restated Articles of the Corporation shall become effective on May 10, 2004.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amended and Restated Articles of Incorporation this 6th day of May, 2004.



                                                   /S/ ROBERT SHIVELY
                                                   ------------------
                                                   Robert Shively, President

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